Exhibit 4.2

PROTECTIVE LIFE CORPORATION

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

SUPPLEMENTAL INDENTURE NO. 15

Dated as of August 23, 2018

4.300% Senior Notes due 2028

$400,000,000

PROTECTIVE LIFE CORPORATION

SUPPLEMENTAL INDENTURE NO. 15

$400,000,000

4.300% Senior Notes due 2028

SUPPLEMENTAL INDENTURE NO. 15, dated as of August 23, 2018 (this “Supplemental Indenture No. 15”), from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the “Company”), to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to The Bank of New York), as trustee (the “Trustee”).

RECITALS

WHEREAS, Section 3.1 of the Senior Indenture, dated as of June 1, 1994 (the “Indenture”), between the Company and the Trustee, provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture No. 15 the legal, valid and binding obligation of the Company have been complied with.

NOW, THEREFORE, for and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

ARTICLE I

RELATION TO INDENTURE; DEFINITIONS

Section 1.1.                                 This Supplemental Indenture No. 15 constitutes an integral part of the Indenture.

Section 1.2.                                 For all purposes of this Supplemental Indenture No. 15, except as otherwise expressly provided or unless the context otherwise requires:

Section 1.2.1.                       capitalized terms used herein without definition shall have the meanings specified in the Indenture;

Section 1.2.2.                       the definition of any term in this Supplemental Indenture No. 15 that is also defined in the Indenture shall supersede the definition of such term in the Indenture;

Section 1.2.3.                       all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 15;

Section 1.2.4.                       the singular includes the plural and vice versa;

Section 1.2.5.                       headings are for convenience of reference only and do not affect interpretation; and

Section 1.2.6.                       the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 15.

ARTICLE II

THE SERIES 2018 NOTES

Section 2.1.                                 TITLE OF THE SECURITIES.  There shall be a series of Securities designated the 4.300% Senior Notes due 2028 (the “Series 2018 Notes”).

Section 2.2.                                 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES 2018 NOTES; ADDITIONAL SERIES 2018 NOTES.  The aggregate principal amount of the Series 2018 Notes shall be limited initially to $400,000,000 (the “Initial Series 2018 Notes”).  The Company may from time to time, without the consent of the Holders of the Series 2018 Notes, issue additional Series 2018 Notes (the “Additional Notes”) under this Supplemental Indenture No. 15 having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the Initial Series 2018 Notes. Any Additional Notes and the Initial Series 2018 Notes shall constitute a single series for all purposes under this Supplemental Indenture No. 15 and the Indenture; provided, that if any Additional Notes are not fungible with the Initial Series 2018 Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same CUSIP or ISIN numbers. Each Series 2018 Note shall be dated the date of its authentication.

Section 2.3.                                 PRINCIPAL PAYMENT DATES.  The principal on the Series 2018 Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on September 30, 2028.

Section 2.4.                                 INTEREST AND INTEREST RATES.  The rate of interest on each Series 2018 Note shall be 4.300% per annum, accruing from August 23, 2018 or from the most recent Interest Payment Date (as defined below) to which interest on such Series 2018 Note has been paid or duly provided for.  Interest shall be payable in arrears on each Series 2018 Note semi-annually on March 30 and September 30 of each year (each an “Interest Payment Date”), commencing on March 30, 2019.  The interest so payable on any Series 2018 Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series 2018 Note is registered at the close of business on the March 15 or September 15, as the case may be, preceding such March 30 or September 30, whether or not a Business Day (each a “Regular Record Date”).  The interest so payable on a Series 2018 Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series 2018 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series 2018 Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture.

Section 2.5.                                 ADDITIONAL COVENANTS.  For the benefit of the Holders from time to time of the Series 2018 Notes and in addition to the covenants set forth in Article 9 of the Indenture, the Company further covenants and agrees as follows:

Section 2.5.1.                       Limitations on Disposition of Capital Stock of Restricted Subsidiaries.  The Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of the capital stock of any Restricted Subsidiary unless the entire capital stock of such Restricted Subsidiary at the time owned directly or indirectly by the Company and its Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property which the Board of Directors, as evidenced in a Board Resolution, has determined to be at least equal to the fair value thereof.  Notwithstanding the foregoing provision, (a) the Company shall be permitted to sell, assign, transfer or otherwise dispose of shares of the capital stock of a Restricted Subsidiary (i) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors’ qualifying shares for such director or individual and (ii) to any Subsidiary; and (b) any Restricted Subsidiary shall be permitted to sell, assign, transfer or otherwise dispose of shares of its capital stock or the capital stock of any other Restricted Subsidiary (i) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors’ qualifying shares for such director or individual, or (ii) to the Company or any Subsidiary.

Section 2.5.2.                       Limitations upon Creation of Liens on Capital Stock of Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a Lien on the capital stock of any Restricted Subsidiary without making effective provision whereby the Series 2018 Notes then outstanding (and if the Company so elects, any other indebtedness ranking on a parity with the Series 2018 Notes) shall be equally and ratably secured with such indebtedness as to such property so long as such other indebtedness shall be so secured; provided, however, that the covenant set forth in this Section 2.5.2. will not be applicable to Liens (i) on the shares of stock of a subsidiary of a Person that is merged with or into the Company or a Subsidiary securing debt of such Person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of the Company securing debt of a Restricted Subsidiary owed to the Company, (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $30,000,000, or (iv) created by or resulting from any litigation or legal proceeding being contested in good faith or which are less than $30,000,000.

(b)                                 If the Company shall hereafter be required to secure the Series 2018 Notes equally and ratably with any other indebtedness pursuant to this Section 2.5.2., (i) the Company will promptly deliver to the Trustee an Officers’ Certificate stating that the foregoing covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action (including, but not limited to, the execution of any security documents), if any, as shall be necessary to equally and ratably secure the Series 2018 Notes with such other indebtedness.

Section 2.5.3.                       For purposes of this Section 2.5., “Restricted Subsidiary” shall mean any Subsidiary of the Company with assets greater than or equal to 20% of all assets of the Company and its Subsidiaries, computed and consolidated in accordance with generally accepted accounting principles.

Section 2.5.4.                       For purposes of this Section 2.5., “Lien” shall mean any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

Section 2.6.                                 MODIFICATION OF EVENTS OF DEFAULT.  For the benefit of the Holders from time to time of the Series 2018 Notes, clause 4 of Section 5.1 of the Indenture is hereby modified by deleting such clause 4 of Section 5.1 in its entirety and replacing it with the following:

A default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $25,000,000 or more, which default (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable or (b) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the Series 2018 Notes, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a “Notice of Default” hereunder; (it being understood, however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); provided, however, that if such default under such mortgage, agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; provided, further, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the “default.”

Section 2.7.                                 REDEMPTION AT THE OPTION OF THE COMPANY.

Section 2.7.1.                       Redemption Right at Company’s Option.  The Company has the right to redeem the Series 2018 Notes, prior to maturity, in whole at any time or in part from time to time, at its sole option, subject to the terms and conditions set forth in this Section 2.7.

Section 2.7.2.                       Redemption Price.

(a)                                 In the event that the Series 2018 Notes are redeemed on or after the Par Call Date (as defined below), the Series 2018 Notes to be redeemed shall be redeemed at a redemption price equal to 100% of the principal amount of the Series 2018 Notes to be redeemed, together with accrued but unpaid interest thereon, if any, to, but excluding, the date of redemption.  In the event that the Series 2018 Notes are redeemed prior to the Par Call Date, the Series 2018 Notes to be redeemed shall be redeemed at a redemption price, together with accrued but unpaid interest, if any, on the principal amount to be redeemed to, but excluding, the date of redemption, equal to the greater of (i) 100% of the principal amount of the Series 2018 Notes to be redeemed on such redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2018 Notes to be redeemed that would be due if the Series 2018 Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) calculated by the Calculation Agent as of the third Business Day immediately preceding the applicable redemption date (the “Calculation Date”), plus 25 basis points.  The Company shall give the Trustee notice of the amount of the applicable redemption price (the “Redemption Price”) promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

(b)                                 “Calculation Agent” means one of the Reference Treasury Dealers (as defined below) appointed by the Company, or if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking institution of national standing appointed by the Company.

(c)                                  “Comparable Treasury Issue” means the U.S. Treasury security selected by the Calculation Agent as having an actual or interpolated maturity comparable to the remaining term of the Series 2018 Notes to be redeemed (assuming, for this purpose, that the Series 2018 Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series 2018 Notes.

(d)                                 “Comparable Treasury Price” means, with respect to any Calculation Date, (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(e)                                  “Par Call Date” means June 30, 2028.

(f)                                   “Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and their respective affiliates and successors and (ii) two Primary Treasury Dealers selected by the Company, and their respective affiliates and successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

(g)                                  “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer (as defined below) and any Calculation Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent at 3:30 p.m., New York City time, on the Calculation Date.

(h)                                 “Treasury Rate” means, with respect to any Calculation Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

Section 2.7.3.                       Notice to Trustee.  If the Company wishes to redeem Series 2018 Notes pursuant to the terms hereof and of the Series 2018 Notes, it shall notify the Trustee of the redemption date and the principal amount of Series 2018 Notes to be redeemed.  The Company shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the redemption date.

Section 2.7.4.                       Selection of Series 2018 Notes to be Redeemed.  If less than all the Series 2018 Notes are to be redeemed, the Series 2018 Notes to be redeemed shall be selected in accordance with the procedures of The Depository Trust Company (“DTC”), provided that, in the case of Series 2018 Notes in definitive form, the Series 2018 Notes to be redeemed will be selected by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.  The Series 2018 Notes to be redeemed shall be selected not more than 60 days before the redemption date from Series 2018 Notes then outstanding that have not been previously called for redemption.  The Trustee shall notify the Company in writing of the Series 2018 Notes that have been selected for redemption and, in the case of any Series 2018 Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed.  Series 2018 Notes and portions of Series 2018 Notes selected for redemption shall be in amounts of $2,000 or integral multiples of $1,000 above that amount.  Provisions of this Indenture that apply to Series 2018 Notes called for redemption also apply to portions of Series 2018 Notes called for redemption.

Section 2.7.5.                       Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or otherwise deliver, a notice of redemption to each Holder whose Series 2018 Notes are to be redeemed at its registered address.

(a)                                 The notice shall identify the Series 2018 Notes to be redeemed and shall state:

(i)                                     the redemption date;

(ii)                                  the methodology for determination of the Redemption Price;

(iii)                               if any Series 2018 Note is being redeemed in part, the portion of the principal amount of such Series 2018 Note to be redeemed;

(iv)                              the name and address of the Paying Agent;

(v)                                 that the Series 2018 Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(vi)                              that, unless the Company defaults in making such redemption payment, interest on Series 2018 Notes called for redemption ceases to accrue on and after the redemption date; and

(vii)                           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series 2018 Notes.

(b)                                 At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

Section 2.7.6.                       Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with the provisions hereof, Series 2018 Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price.  A notice of redemption may not be conditional.

Section 2.7.7.                       Deposit of Redemption Price.

(a)                                 One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest, if any, on all Series 2018 Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Series 2018 Notes to be redeemed.

(b)                                 If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Series 2018 Notes or the portions of Series 2018 Notes called for redemption.  If a Series 2018 Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series 2018 Note was registered at the close of business on such record date.  If any Series 2018 Notes called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Series 2018 Notes and in Section 2.4. hereof.

Section 2.7.8.                       Series 2018 Notes Redeemed in Part.  Upon surrender of a Series 2018 Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Series 2018 Note equal in principal amount to the unredeemed portion of the Series 2018 Notes surrendered; provided, however, that so long as the Series 2018 Notes are issued in the form of Global Securities as provided in Section 2.10. hereof, then, in lieu of surrendering the Series 2018 Note being redeemed in part, the principal amount of the applicable global Series 2018 Note shall be reduced by the amount of the principal, or portion thereof, so redeemed and an endorsement shall be made on such Series 2018 Note by the Trustee to reflect such reduction.

Section 2.8.                                 DENOMINATION.  The Series 2018 Notes shall be issuable in denominations of $2,000 and in integral multiples of $1,000 above that amount.

Section 2.9.                                 CURRENCY.  Principal and interest on the Series 2018 Notes shall be payable in U.S. Dollars.

Section 2.10.                          FORM.

Section 2.10.1.   The Series 2018 Notes shall be substantially in the form of Exhibit A attached hereto, which shall include the Private Placement Legend set forth below (the “Private Placement Legend”) on the face thereof until the Series 2018 Notes are no longer outstanding, and shall be issued in fully registered definitive form without interest coupons.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITY LAWS OF ANY STATE OR OTHER JURISDICTION AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) BUYING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 IF AVAILABLE (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. [IN THE CASE OF REGULATION S SERIES 2018 NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]

[IN THE CASE OF GLOBAL SECURITIES: THE SECURITY EVIDENCED HEREBY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE

OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Section 2.10.2.

(a)                                 Principal of and interest on the Series 2018 Notes issued in definitive form will be payable, the transfer of such Series 2018 Notes will be registrable and such Series 2018 Notes will be exchangeable for Series 2018 Notes bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Series 2018 Notes and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holders at such address as shall appear in the Register or by wire transfer in immediately available funds to the bank account number of the Holders specified in writing by the Holders not less than 10 days before the relevant Interest Payment Date and entered in the Register by the Registrar.  The Series 2018 Notes may be presented for registration of transfer or exchange at the Place of Payment.  The Series 2018 Notes are initially solely issuable as Global Securities.  The Depository Trust Company is hereby designated as depositary (the “Depositary”).  In addition, beneficial interests in the Global Securities may be exchanged for definitive certificated Series 2018 Notes upon request by or on behalf of the Depositary in accordance with customary procedures if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Securities or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor depositary or clearing system is not appointed within 90 days of this notice or cessation or (ii) upon written request of a Holder or the Trustee upon the occurrence and continuation of an Event of Default.  If the Company determines at any time that the Series 2018 Notes shall no longer be represented by a Global Security, the Company shall inform the Depositary of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the Global Security.  If such participants then elect to withdraw their beneficial interests, the Company shall issue certificates in definitive form in exchange for such beneficial interests in the Global Security.  Any Global Security, or portion thereof, that is exchangeable pursuant to this Section 2.10 shall be exchangeable for Series 2018 Note certificates registered in the names directed by the Depositary.

(b)                                 “Global Security” means a Security in the form prescribed in this Section 2.10 and Exhibit A hereto evidencing all or part of the Series 2018 Notes registered in the name of the Depositary or its nominee for such series.

Section 2.11.                          RESTRICTIONS ON TRANSFER.

Section 2.11.1.     The Series 2018 Notes will not be registered under the Securities Act and may only be transferred in reliance on Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”) or another exemption from the registration requirements under the Securities Act. Each purchaser of the Series 2018 Notes (including the registered holders and beneficial owners of Series 2018 Notes as they exist from time to time, including as a result of transfers) will be deemed to have represented and agreed as follows:

(a)                                 the Series 2018 Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who it reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A (“QIB”) buying for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, (ii) outside the United States to a Non-U.S. Person in a transaction meeting the requirements of Rule 904 of Regulation S, (iii) in accordance with another exemption from the registration requirements of the Securities Act, including Rule 144 if available (and based upon an opinion of counsel, if the Company so requests), (iv) to the Company or (v) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction; and

(b)                                 the holder will, and each subsequent holder is required to, notify any purchaser of the Series 2018 Notes of the resale restrictions set forth in clause (a) above.

Section 2.11.2.     Any Series 2018 Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A attached hereto (each, a “Rule 144A Global Security”).  Each Rule 144A Global Security will be deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and will be issued in an initial denomination equal to the outstanding principal amount of the Series 2018 Notes initially sold in reliance on Rule 144A.

Section 2.11.3.     Any Series 2018 Notes originally offered and sold outside the United States in reliance on Regulation S will be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A attached hereto (each, a “Regulation S Global Security”).  Each Regulation S Global Security will be deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and will be issued in an initial denomination equal to the outstanding principal amount of the Series 2018 Notes initially sold in reliance on Regulation S.

Section 2.11.4.     The transfer and exchange of beneficial interests in Global Securities will be effected through the Depositary in accordance with the provisions of this Supplemental Indenture No. 15 and the rules and procedures of the Depositary. Beneficial interests in any Global Security will be subject to restrictions on transfer to the extent required by applicable law, including the Securities Act, applicable securities laws of any state of the United States or any other jurisdiction. Transfers of beneficial interests in Global Securities that are Restricted Securities also will require compliance with either subparagraph (a) or (b) below:

(a)                                 Beneficial interests in any Global Security that is a Restricted Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.11.4(a).

(b)                                 Other transfers and exchanges of beneficial interests in Restricted Securities:

(i)                                     If the owner of a beneficial interest in a Rule 144A Global Security that is a Restricted Security wishes to transfer such interest (or a portion thereof) to a Non-U.S. Person pursuant to Regulations S, then upon receipt by the Trustee of (A) instructions from the Holder of the Rule 144A Global Security directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred and (B) a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (2) thereof, the Trustee shall, subject to the rules and procedures of the Depositary, instruct the Depositary to increase the Regulation S Global Security and decrease the Rule 144A Global Security by the amount so transferred.

(ii)                                  If the owner of a beneficial interest in a Regulation S Global Security that is a Restricted Security wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A, then upon receipt by the Trustee of (A) instructions from the Holder of the Regulation S Global Security directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Security equal to the principal amount of the beneficial interest in the Regulation S Global Security to be transferred and (B) a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (1) thereof, the Trustee shall, subject to the rules and procedures of the Depositary, instruct the Depositary to increase the Rule 144A Global Security and decrease the Regulation S Global Security by the amount so transferred.

(iii)                               Any transfer of Restricted Securities not described under subsections (i) or (ii) above, shall be made only upon receipt by the Trustee of such opinions of counsel, certificates and/or other information required by and reasonably satisfactory to it and the Company in order to ensure compliance with the Securities Act or in accordance with Section 2.11.5, including a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (3) thereof.

(c)                                  “Restricted Security” means any Security (or beneficial interest therein) not originally issued and sold in a transaction registered under the Securities Act, until such time as: (i) such Security (or beneficial interest therein) has been transferred in a transaction registered under the Securities Act; (ii) the Resale Restriction Termination Date therefor has passed; or (iii) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.11.5. hereof or, in the case of a beneficial interest in a Global Security, such beneficial interest has been exchanged for an interest in a Global Security not bearing a Private Placement Legend.

(d)                                 “Resale Restriction Termination Date” means (i) with respect to any Rule 144A Global Security, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities (as defined in Rule 144(a)(3) under the Securities Act) without restriction) after the later of the original issue date in respect of such Security and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any Predecessor Security thereto) or (ii) with respect to any Regulation S Global Security, the last day of the distribution compliance period specified in Rule 903 of Regulation S (if applicable).

Section 2.11.5.                Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of any Security bearing a  Private Placement Legend, the Trustee shall deliver only a Security that bears a Private Placement Legend unless:

(a)                                 such Security (or beneficial interest) is transferred pursuant to an effective registration statement;

(b)                                 such Security (or beneficial interest) is transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(c)                                  in connection with such transfer, exchange or replacement, the Trustee shall have received an opinion of counsel and other evidence reasonably satisfactory to it and the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act.

Section 2.12.                          DEFEASANCE AND COVENANT DEFEASANCE.  The provisions of Section 4.4 of the Indenture shall apply to the Series 2018 Notes.  The provisions of Section 4.5 of the Indenture shall apply to the Series 2018 Notes with respect to the covenants specified in said Section 4.5 and the covenants set forth in Section 2.5. of this Supplemental Indenture No. 15.

Section 2.13.                          REGISTRAR AND PAYING AGENT.  The Trustee shall initially serve as Registrar and Paying Agent.

Section 2.14.                          EXECUTION OF THE SERIES 2018 NOTES.  Within Section 3.3 of the Indenture, the sentence “The Company’s seal shall be reproduced on the Securities.” will be struck in its entirety. No other provisions in Section 3.3 will be modified in any way and will remain in full force and effect. This amendment to Section 3.3 of the Indenture shall apply only to these Series 2018 Notes.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1.                                 The Indenture, as supplemented and amended by this Supplemental Indenture No. 15, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture No. 15 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.  In the event of any conflict between this Supplemental Indenture No. 15 and the

Indenture or the provisions set forth in the Series 2018 Notes, as the case may be, this Supplemental Indenture No. 15 shall control.

Section 3.2.                                 This Supplemental Indenture No. 15 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 3.3.                                 The Recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 15 or of the Series 2018 Notes.  The Trustee shall not be accountable for the use or application by the Company of the Series 2018 Notes or the proceeds thereof.

Section 3.4.                                 None of the Company’s supplemental indentures to the Indenture entered into prior to the date hereof applies to the Series 2018 Notes.  To the extent the terms of the Indenture are amended by any of such other supplemental indenture, no such amendment shall relate or apply to the Series 2018 Notes.  To the extent the terms of the Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities.  This Supplemental Indenture No. 15 shall relate and apply solely to the Series 2018 Notes.

Section 3.5.                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 3.6.                  THIS SUPPLEMENTAL INDENTURE NO. 15 AND EACH SERIES 2018 NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 3.7.                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture No. 15 at the request or direction of any of the Holders pursuant to this Supplemental Indenture No. 15, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 3.8.                                 In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.9.                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Supplemental Indenture No. 15.

Section 3.10.                          The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 3.11.                          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE NO. 15, THE SERIES 2018 NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.12.                          So long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder of Securities, any beneficial owner of an interest in a Global Security and any prospective purchaser or other prospective transferee of Securities designated by a Holder of Series 2018 Notes or a beneficial owner of an interest in a Global Security, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of Series 2018 Notes by such Holder or beneficial owner to be made in compliance with Rule 144A.  Delivery or possession of such reports, information and documents to or by the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.13.                          In case any provision in this Supplemental Indenture No. 15, the Indenture as supplemented hereby or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.14.                          The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in The City of New York or any federal court sitting in the Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Series 2018 Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 15 to be duly executed, as of the day and year first written above.

PROTECTIVE LIFE CORPORATION

(Corporate Seal)

		By:	/s/ Lance P. Black
		Name:	Lance P. Black
		Title:	Senior Vice President and Treasurer

		By:	/s/ Steven G. Walker
		Name:	Steven G. Walker
		Title:	Executive Vice President and Chief Financial Officer

Attest:	/s/ Mark L. Drew
Name:	Mark L. Drew
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture No. 15]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature Page to Supplemental Indenture No. 15]

EXHIBIT A TO

SUPPLEMENTAL INDENTURE NO. 15

(FORM OF FACE OF SENIOR NOTE DUE 2028)

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITY LAWS OF ANY STATE OR OTHER JURISDICTION AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) BUYING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 IF AVAILABLE (AND BASED UPON AN OPINION OF COUNSEL, IF THE COMPANY SO REQUESTS), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. [IN THE CASE OF REGULATION S SERIES 2018 NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.]

[THE SECURITY EVIDENCED HEREBY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME

AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

(1)  Insert in Global Securities.

PROTECTIVE LIFE CORPORATION

4.300% Senior Note due 2028

No. 1	Principal Amount: $

CUSIP No:
ISIN No:

Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture (as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $400,000,000 (Four Hundred Million and No/100 Dollars), or such other amount as indicated on the Schedule of Redemptions attached hereto, on September 30, 2028, and to pay interest thereon from August 23, 2018, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  Interest shall be payable on the Company’s 4.300% Senior Note due 2028 (“Series 2018 Note”) semi-annually on March 30 and September 30 of each year (each an “Interest Payment Date”), commencing on March 30, 2019 at the rate of 4.300% per annum, until the principal hereof is paid or made available for payment; PROVIDED, that any such installment of interest which is overdue shall bear interest at the rate of 4.300% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period.  In the event that any date on which interest is payable on this Series 2018 Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Series 2018 Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the March 15 or September 15, as the case may be, preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Series 2018 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name this Series 2018 Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 15, referred to on the reverse hereof.

Payment of the principal of and interest on this Series 2018 Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Series 2018 Notes, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Series 2018 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series 2018 Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 15 referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 23, 2018

PROTECTIVE LIFE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities of the series described in the within-mentioned Indenture.

Dated: August 23, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(FORM OF REVERSE OF SERIES 2018 NOTE)

This Series 2018 Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 15, dated as of August 23, 2018, called the “Indenture”), from the Company to The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee,” which term includes any successor or replacement trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited initially to an aggregate principal amount of $400,000,000, and is issued pursuant to Supplemental Indenture No. 15, dated as of August 23, 2018 from the Company to the Trustee, relating to the securities of this series (herein called “Supplemental Indenture No. 15”) and the Indenture.  Notwithstanding the foregoing, the Company may from time to time, without the consent of the holders of the Series 2018 Notes, issue additional Series 2018 Notes (the “Additional Notes”) under Supplemental Indenture No. 15 having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) as the initial Series 2018 Notes.  The initial Series 2018 Notes and any Additional Notes shall constitute a single series for all purposes under Supplemental Indenture No. 15 and the Indenture.

The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund.

Redemption Right at Company’s Option.  The Company has the right to redeem the Series 2018 Notes prior to maturity, in whole at any time or in part from time to time, at its sole option, subject to the terms and conditions set forth in the Indenture.  In the event that the Series 2018 Notes are redeemed on or after the Par Call Date (as defined below), the Series 2018 Notes to be redeemed shall be redeemed at a redemption price equal to 100% of the principal amount of the Series 2018 Notes to be redeemed, together with accrued but unpaid interest thereon, if any, to, but excluding, the date of redemption.  In the event that the Series 2018 Notes are redeemed prior to the Par Call Date, the Series 2018 Notes to be redeemed shall be redeemed at a redemption price, together with accrued but unpaid interest, if any, on the principal amount to be redeemed to, but excluding, the date of redemption, equal to the greater of (i) 100% of the principal amount of the Series 2018 Notes to be redeemed on such redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2018 Notes to be redeemed that would be due if the Series 2018 Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) calculated by the Calculation Agent as of the third Business Day immediately preceding the applicable redemption date (the “Calculation Date”), plus 25 basis points.  The Company shall give the Trustee notice of the amount of the applicable redemption price (the “Redemption Price”) promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

“Calculation Agent” means one of the Reference Treasury Dealers (as defined below) appointed by the Company, or if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking institution of national standing appointed by the Company.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Calculation Agent as having an actual or interpolated maturity comparable to the remaining term of the Series 2018 Notes to be redeemed (assuming, for this purpose, that the Series 2018 Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series 2018 Notes.

“Comparable Treasury Price” means, with respect to any Calculation Date, (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Par Call Date” means June 30, 2028.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and their respective affiliates and successors and (ii) two Primary Treasury Dealers selected by the Company, and their respective affiliates and successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer (as defined below) and any Calculation Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent at 3:30 p.m., New York City time, on the Calculation Date.

“Treasury Rate” means, with respect to any Calculation Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

Selection of Series 2018 Notes to be Redeemed.  If less than all the Series 2018 Notes are to be redeemed, the Series 2018 Notes to be redeemed shall be selected in accordance with the procedures of DTC, provided that, in the case of Series 2018 Notes in definitive form, the Series 2018 Notes to be redeemed will be selected by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.  The Series 2018 Notes to be redeemed shall be selected not more than 60 days before the redemption date from Series 2018 Notes then outstanding that have not been previously called for redemption.  The Trustee shall notify the Company in writing of the Series 2018 Notes that have been selected for redemption and, in the case of any Series 2018 Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed.  Series 2018 Notes and portions of Series 2018 Notes selected for redemption shall be in amounts of $2,000 or integral multiples of $1,000 above that amount.  Provisions of this Indenture that apply to Series 2018 Notes called for redemption also apply to portions of Series

2018 Notes called for redemption.

Events of Default.  The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.  No reference herein to the Indenture or to Supplemental Indenture No. 15 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 15 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer or Exchange of Series 2018 Notes.  As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 15, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 above that amount.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF REDEMPTIONS

The following redemptions of interests in this Global Note have been made:

Date of Redemption	Amount of Decrease in Principal Amount of this Global Note	Principal Amount of the Global Note Following Such Decrease	Signature of Authorized Officer of Trustee

EXHIBIT B TO

SUPPLEMENTAL INDENTURE NO. 15

FORM OF CERTIFICATE OF TRANSFER

Protective Life Corporation

P. O. Box 2606

Birmingham, Alabama 35202

Attention: Investor Relations

Tel: (205) 268-1000

Fax: (205) 268-3023

The Bank of New York Mellon Trust Company, N.A.
as Trustee and Registrar

10161 Centurion Parkway North, 2nd Floor

Jacksonville, FL 32256

Attention: Corporation Trust Administration

Tel: (904) 998-4749

Fax: (904) 645-1921

Re:                             4.300% Senior Notes due 2028

Reference is hereby made to the Senior Indenture dated as of June 1, 1994, as supplemented by Supplemental Indenture No. 15 (the “Supplemental Indenture” and the subordinated indenture, as so supplemented, the “Indenture”) between Protective Life Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor in interest to The Bank of New York) (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Series 2018 Note[s] or interest in such Series 2018 Note[s] specified in Annex A hereto, in the principal amount of $                   in such Series 2018 Note[s] or interests (the “Transfer”), to                                     (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Security pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Security and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 904 of Regulation S and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) if the transfer is made during the distribution compliance period specified in Rule 903 of Regulation S and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such transfer has been made in accordance with the applicable provisions of Rule 904(b)(I) or Rule 904(b)(2), as the case may be and (v) the Transferor is the beneficial owner of the Series 2018 Notes being Transferred.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Securities and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States and any other jurisdiction, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐            a beneficial interest in the:

(i)                   ☐                        Rule 144A Global Security (CUSIP                     ), or

(ii)                ☐                        Regulation S Global Security (CUSIP                     ),

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

☐            a beneficial interest in the:

(i)                   ☐                        Rule 144A Global Security (CUSIP                     ), or

(ii)                ☐                        Regulation S Global Security (CUSIP                     ), or

(iii)             ☐                        a Definitive Security;

in accordance with the terms of the Indenture.